SENESCO

September 1, 2011

Ms. Judy Brown, Contracts Manager
Office of Research
University of Waterloo
200 University Avenue West
Waterloo, Ontario, Canada N2L 3G1

Re: Amendment to Extension and Amendment to Budget and Research Agreement between Waterloo, Thompson, and Senesco for a One Year Period From September 1, 2011 Through August 31, 2012

Dear Ms. Brown:

Pursuant to the Research Agreement effective September 1, 1998 (the "Agreement"), copy attached, between the University of Waterloo ("Waterloo"), Dr. John E. Thompson ("Thompson"), and Senesco, Inc. ("Senesco"), Waterloo, Thompson and Senesco hereby agree to extend the Agreement for an additional one year term, effective September 1, 2011 through August 31, 2012, under the same terms and conditions provided in the Agreement, except that the parties hereby amend the Budget set forth in the Revised Budget for Year 13, effective December 1, 2010, to the amended Revised Budget for Year 14 , attached hereto, effective September 1, 2011 through August 31, 2012. The Amended Revised Budget for Year 14 supercedes and replaces the Revised Budget for Year 13 of the Agreement for all work commencing on or after September 1, 2011.

Very truly yours,

Leslie J. Browne
President
Senesco, Inc.

Agreed and Accepted:

University of Waterloo **D.G. Dixon**
Vice-President, University Research

Dr. John Thompson, Ph.D.

Senesco Technologies, Inc.
721 Route 202/206 | Suite 130 | Bridgewater, NJ 08807
p 908 864 4444 | f 908 864 4440
www.senesco.com

REVISED BUDGET
YEAR 14

PERIOD: September 1, 2011 – August 31, 2012

Salaries	**Cdn $/Month**	**Cdn $/12 Months**
Senior Research Associate ($90,000/year + 15% benefits)	$8,625.00	$ 103,500.00
Senior Research Associate ($25,000/year + 15% benefits)	2,395.83	28,750.00
Research Associate ($50,000/year + 15% benefits)	4,791.67	57,500.00
Research Associate ($50,000/year + 15% benefits)	4,791.67	57,500.00
Research Associate ($43,475/year + 15% benefits)	4,166.67	50,000.00
Research Associate ($40,000/year + 15% benefits)	3,833.33	46,000.00
Supplies		
Operating Expenses	10,000.00	120,000.00
Subtotal	38,604.17	463,250.00
Overhead		
20% on total direct costs	7,720.83	92,650.00
TOTAL BUDGET	**$ 46,325.00**	**$555,900.00**